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Exhibit 3.1(r)

  Prescribed by J. Kenneth Blackwell
  Please obtain fee amount and mailing instructions from the Form Inventory List (using the 3 digit form located at the bottom of this form) To obtain the Form Inventory List or for assistance, pleas call Customer Service:
  Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)

ARTICLES OF INCORPORATION
(Under Chapter 1701 of the Ohio Revised Code)
Profit Corporation

The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

FIRST.	The name of said corporation shall be: Deluxe Homes of Ohio, Inc.
SECOND.	The place in Ohio where the principal office is to be located is
	Westerville	,	Franklin	County, Ohio
(city, village or township)
THIRD:	The purpose(s) for which this corporation is formed is: The corporation's purpose is to engage in any lawful act or activity for which a corporation may be formed in Ohio.
FOURTH:
The number of shares which the corporation is authorized to have outstanding is: 100 common no par value (Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.)

IN WITNESS WHEREOF, we have hereunto subscribed our names on			12/28/98 (date)
Signature:	/s/	,	Incorporator
Name:	Steven K. Humke
Signature:		,	Incorporator
Name:
Signature:		,	Incorporator
Name:

1

CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
DELUXE HOMES OF OHIO, INC.

        Steve M. Dunn, who is President and Jennifer A. Holihen, who is Secretary of the above named Ohio corporation for profit with its principal location in Columbus, Franklin County, Ohio, does hereby certify that in a writing signed by the sole shareholder of the Corporation, in accordance with §1701.54 of the Ohio Revised Code, the following resolution to adopt an amendment to the articles of incorporation of the Corporation was adopted:

          RESOLVED, that the First Article of the Articles of Incorporation of Deluxe Homes of Ohio, Inc. be amended to read as follows:

          FIRST: The name of the corporation shall be:
  CROSSMANN COMMUNITIES OF OHIO, INC.

        IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the Corporation, have hereto subscribed their names this     19     day July, 1994.

DELUXE HOMES OF OHIO, INC.
By:	/s/ Steve M. Dunn, President
By:	/s/ Jennifer A. Holihen, Secretary

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  Exhibit 3.1(r)